EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of West Texas Resources, Inc. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen E. Jones, President and Chief Executive Officer of the Company, and John D. Kerr, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Stephen E. Jones	Dated:	February 19, 2014
Stephen E. Jones
Title:	President and Chief Executive Officer

By:	/s/ John D. Kerr	Dated:	February 19, 2014
John D. Kerr
Title:	Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.